UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2020

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock; Par Value $2.50 Per Share	AIG	New York Stock Exchange
Warrants (expiring January 19, 2021)	AIG WS	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 —	Other Events

Item 8.01.	Other Events.

On February 25, 2020, American International Group, Inc. (the “Company”) announced that it has entered into an accelerated share repurchase (“ASR”) agreement with Citibank, N.A. to repurchase $500 million of the Company’s common stock, par value $2.50 per share (“Common Stock”). Under the ASR agreement, the Company will receive initial delivery of approximately 7.66 million shares on February 25, 2020, representing approximately 70% of the number of shares of Common Stock initially underlying the ASR agreement based on the closing price of the Company’s Common Stock of $45.70 on February 24, 2020. The total number of shares to be repurchased will be based on the volume-weighted average price of the Company’s Common Stock during the term of the transaction, less a discount, and subject to potential adjustments pursuant to the terms and conditions of the ASR agreement. The final settlement of the transaction under the ASR agreement is expected to be completed no later than March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: February 25, 2020	By:	/s/ Kristen W. Prohl
		Name:	Kristen W. Prohl
		Title:	Assistant Secretary